Exhibit 8.2

August 31, 2009

Brasil Telecom S.A.

SIA SUL – ASP, Lote D, Bloco B

22430-190

Brasília, Distrito Federal, Brazil

Re: Registration Statement on Form F-4 No. 333-161310

Ladies and Gentlemen:

We have acted as special United States federal income tax counsel to Brasil Telecom S.A., a corporation (sociedade anônima) organized under the laws of the Federative Republic of Brazil (“Brasil Telecom”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form F-4, Registration No. 333-161310 (as amended to the date hereof, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of common shares, no par value, and preferred shares, no par value, of Brasil Telecom (such common shares and preferred shares referred to herein as the “Shares”). The Shares will be issued by Brasil Telecom in the merger of Brasil Telecom Participações S.A. , a corporation (sociedade anônima) organized under the laws of the Federative Republic of Brazil, with and into Brasil Telecom (the “Merger”) as set forth in the prospectus contained in the Registration Statement (the “Prospectus”).

In our opinion, the discussion contained under the captions “Part One—Questions and Answers about the Merger—What are the U.S. federal income tax consequences of the merger?”, “Part Two—Summary—The Merger—Material Tax Considerations” and “Part Five—The Merger—Material Tax Considerations— U.S. Federal Income Tax Considerations” in the Registration Statement, subject to the assumptions, qualifications and limitations contained therein, set forth the material U.S. federal income tax considerations generally applicable to the Merger and the ownership and disposition of the Shares by “U.S. Holders” (as such term is defined in such discussion in the Registration Statement).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our Firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, however, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ White & Case LLP